EXHIBIT 99.3
December 17, 2007 announces a merger with

Disclaimer This presentation contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include, among others, statements regarding trends, strategies, plans, beliefs, intentions, expectations, goals and opportunities. Forward looking statements are typically identified by words or phrases such as believe, expect, anticipate, intend, estimate, assume, strategy, plan, outlook, outcome, continue, remain, trend and variations of such words and similar expressions, or future or conditional verbs such as will, would, should, could, may or similar expressions. Actual results and performance could differ materially from those anticipated by these forward-looking statements. Factors that could cause such a difference include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, loan demand, asset quality, including real estate and other collateral values, and competition. S&T and IBT caution that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. These forward-looking statements speak only as of the date hereof, and S&T and IBT assume no duty to update forward-looking statements. Subsequent written or oral statements attributable to S&T, IBT or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements contained herein and those in S&T's and IBT's reports previously and subsequently filed with the Securities and Exchange Commission.

Introduction

Transaction Overview S&T Bancorp, Inc's. ("STBA") and IBT Bancorp, Inc.'s ("IBT") Boards of Directors have signed a definitive agreement pursuant to which STBA will acquire IBT in a strategic combination IBT is the parent company of Irwin Bank, a commercial bank headquartered in Westmoreland County with 9 branches and one trust department office. Following the consummation of the transaction, three directors of IBT will join the board of directors of STBA and S&T Bank and all other directors will have the opportunity to serve on S&T Bank's Westmoreland Advisory Board The combination will increase the company's presence in the Westmoreland and Allegheny County markets, with combined assets totaling over $4.1 billion

Transaction Highlights Strong position in markets with attractive demographics Added management with commercial banking expertise In market transaction Similar customer-focused, community relationship banking philosophies Both companies demonstrate strong financial performance Additive to existing products and services Accretive to GAAP and cash EPS within the first full year of combined operations Achievable expected cost efficiencies No revenue enhancements assumed Cultural Fit Shared community banking philosophy Familiarity of senior management teams Strategic Fit Complementary Businesses Attractive Financials Low Execution Risk

Summary of Significant Terms Stated Price Per Share: $31.00 Transaction Structure: Between 0.97 and 0.93 shares of STBA common stock or $31.00 in cash for each IBT share, subject to the requirement that 55% of IBT shares to be exchanged for STBA common stock Consideration Mix: 55% stock / 45% cash Aggregate Purchase Price (1): $171 million Board Representation: Three board seats on STBA and S&T Bank's boards with remaining IBT board members serving on an advisory board Double Trigger Walk-away: 15% absolute / 15% versus Nasdaq Bank index Termination Fee: $6.5 million Anticipated closing: Second calendar quarter 2008 Due Diligence: Completed (1) Based on STBA's 12/14/07 closing stock price, the consideration mix and including the book value of shares of IBT common stock owned by STBA.

Pricing Multiples Aggregate transaction value (1) $171 million Price to LTM EPS 21.61x Price to stated book value 264% Price to tangible book value 264% Tangible premium to core deposits 22.0% (1) Based on STBA's 12/14/07 closing stock price, the consideration mix and including the book value of shares of IBT common stock owned by STBA.

Strategic Benefits

STBA Business Overview PA chartered commercial bank 46 offices Commercial lending focus Serving 10 counties in Western PA Total Assets: $3.4 billion Net Loans: $2.7 billion Total Deposits: $2.6 billion Net Interest Margin: 3.85% Return on Avg. Equity: 17.37% Return on Avg. Assets: 1.71% 3-year Loan CAGR: 8.4% 3-year Deposit CAGR: 9.3% Headquarters: Indiana, PA All financial data as of 9/30/07, except CAGR which is based on FY 2003-2006. 9th Street Holdings Inc.

IBT Business Overview PA chartered commercial bank 9 branch offices and one trust department office Real estate, commercial and consumer lending Serving Westmoreland and Allegheny Counties Total Assets: $773.8 million Net Loans: $480.7 million Total Deposits: $580.5 million Net Interest Margin: 3.12% Return on Avg. Equity: 12.97% Return on Avg. Assets: 1.06% 3-year Loan CAGR: 4.0% 3-year Deposit CAGR: 5.2% Headquarters: Irwin, PA All financial data as of 9/30/07, except CAGR which is based on FY 2003-2006.

Pro Forma Franchise STBA IBT

Improved Deposit Market Share As of June 30, 2007 Source: SNL Financial, The transaction expands STBA's footprint in Westmoreland County market which improves STBA's demographic profile

Summary Balance Sheet Impact Assets Investment Securities Net Loans Deposits Borrowings Pro Forma (1) 9/30/07 $3,361,746 375,150 2,717,420 2,620,176 362,064 IBT 9/30/07 STBA 9/30/07 ($ in thousands) $773,824 243,822 480,715 580,509 124,584 $4,135,570 618,972 3,198,135 3,200,685 486,648 Pro Forma excludes all purchase accounting adjustments and may include assets that may be liquidated to retire borrowings or to fund the cash consideration and upfront costs associated with this transaction.

Financial Highlights

Financial Highlights The transaction is expected to be accretive to earnings on a GAAP and cash basis within the first full year of combined operations Management estimates cost savings of approximately 35% in the first full year of combined operations Management estimates a core deposit intangible of approximately $14 million to be amortized on a straight-line basis over a 10-year period One-time merger charges are expected to be approximately $8.7 million on an after-tax basis, which include charges for transaction costs, change of control costs, data processing and conversion costs and various other employee related costs

Strong demographic profile of combined company allows for more meaningful deposit and loan growth Higher legal lending limit with local lending decisions Strengthened ability to offer fee-based products Cross-selling opportunities Significant Growth Opportunities

Summary Accretive to GAAP and cash earnings within the first full year of combined operations Complementary business models and with a community focus Strong foundation for growth in Westmoreland County's attractive market area Ability to leverage operational infrastructure Added employee depth and expertise Cross selling opportunities Increased lending capabilities Limited execution risk